EXHIBIT 99.3




                           POCONO COMMUNITY BANK
                              BALANCE SHEETS
                        SEPTEMBER 30, 2007 AND 2006


                                                 2007              2006
                                                 ____              ____
ASSETS
Cash and cash equivalents
   Cash                                        $    586,558     $    558,629
   Due from banks                                 1,503,129        1,583,373
   Federal Funds Sold                                   ---        1,695,000
                                               ____________     ____________
      Total                                       2,089,687        3,837,002
Securities available for sale                    13,314,933       17,943,597
Loans, net                                      104,416,151       99,760,028
Banks premises and
   equipment-net                                  3,085,155        2,700,299
Accrued interest receivable                         635,854          595,257
Mortgage servicing rights                            56,449           68,135
Bank owned life insurance                         2,949,226        2,829,641
Other assets                                        811,860          727,330
                                               ____________     ____________
   TOTAL                                       $127,359,315     $128,461,289
                                               ============     ============
LIABILITIES
Demand deposits
   Interest bearing                            $ 24,967,061     $ 27,770,776
   Noninterest bearing                           15,509,854       16,839,931
                                               ____________     ____________
      Total                                    $ 40,476,915     $ 44,610,707
Savings deposits                                 15,781,645       19,318,470
Time deposits                                    51,652,101       46,255,216
                                               ____________     ____________
   Total Deposits                               107,910,661      110,184,393
Borrowed funds                                    3,116,315        3,019,367
Obligations under capital lease                     813,275          838,520
Accrued interest payable                            127,055          126,720
Other liabilities                                   125,269          254,072
                                               ____________     ____________
   Total Liabilities                           $112,092,575     $114,423,072
                                               ____________     ____________
STOCKHOLDERS' EQUITY
Preferred stock                                $        ---     $        ---
Common stock                                      4,364,875        4,174,760
Additional paid in capital                        6,302,689        6,111,583
Retained earnings                                 4,678,214        3,928,777
Accumulated other comprehensive income              (79,038)        (176,903)
                                                ___________      ___________
   Total shareholders' equity                  $ 15,266,740     $ 14,038,217
                                               ____________     ____________
   TOTAL                                       $127,359,315     $128,461,289
                                               ============     ============

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

                           POCONO COMMUNITY BANK
                            STATEMENT OF INCOME
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006


                                               2007             2006
                                               ____             ____
INTEREST INCOME
   Interest and fees on loans                    $5,038,465      $4,676,118
   Interest and dividends on
      investments                                   777,317         658,625
                                                 __________      __________
      Total Interest Income                      $5,815,782      $5,334,743
                                                 __________      __________
INTEREST EXPENSE
   Deposits                                      $2,610,135      $1,913,663
   Borrowed funds                                   137,527         168,582
   Capital lease obligation                          52,530          54,071
                                                 __________      __________
      Total Interest Expense                     $2,800,192      $2,136,316
                                                 __________      __________
NET INTEREST INCOME                              $3,015,590      $3,198,427

PROVISION FOR LOAN LOSSES                            47,800          71,400
                                                 __________      __________
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                     $2,967,790      $3,127,027
                                                 __________      __________
OTHER INCOME
   Service charges                                  254,756         222,346
   Other operating income                           166,169         159,313
                                                 __________      __________
      Total other income                         $  420,925      $  381,659
                                                 __________      __________
OTHER EXPENSES
   Salaries and employee
      benefits                                   $1,231,736      $1,177,184
   Bank premises and equipment
      expenses                                      297,170         285,710
   Other operating expenses                       1,032,402         890,946
                                                 __________      __________
      Total other expenses                       $2,561,308      $2,353,840
                                                 __________      __________
INCOME BEFORE PROVISION FOR
   INCOME TAXES                                  $  827,407      $1,154,846

PROVISION FOR INCOME TAXES                          252,942         325,241
                                                 __________      __________
NET INCOME                                       $  574,465      $  829,605
                                                 ==========      ==========
EARNINGS PER SHARE
   Basic                                         $      .33      $      .50
   Diluted                                              .28             .41

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